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                                                                    Exhibit 23.2





                       CONSENT OF INDEPENDENT AUDITORS' OF
                    MINOWA BANCSHARES, INC. AND SUBSIDIARIES



To the Board of Directors
Minowa Bancshares, Inc. and Subsidiaries
Decorah, Iowa


     We consent to the reference to our firm under the caption "Experts" and to the inclusion of our audit report dated February 1, 1995, with respect to the audit of the consolidated financial statements of Minowa Bancshares, Inc. and Subsidiaries included in the Registration Statement (Form S-3) and related Prospectus of Community First Bankshares, Inc. for the registration of $60,000,000 of Capital Securities.


Decorah, Iowa
January 13, 1997

                                             Hacker, Nelson & Co., P.C.